UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 6, 2020

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

333-173665	LG&E and KU Energy LLC			20-0523163
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
220 West Main Street
	Louisville,	KY	40202-1377
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	LG&E and KU Energy LLC
☐	Louisville Gas and Electric Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	LG&E and KU Energy LLC
☐	Louisville Gas and Electric Company

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure
On November 6, 2020, a new three-year labor agreement between Louisville Gas and Electric Company ("LG&E") and the International Brotherhood of Electrical Workers Local 2100 was ratified by members of the Local 2100.

The agreement, which became effective November 11, 2020 and will run through November 10, 2023, includes a wage increase of 2.5 percent in the first year and wage reopeners in the subsequent years, among other provisions.

Local 2100 represents approximately 640 LG&E employees in Kentucky. As previously reported in our Form 10-Q for the period ended September 30, 2020, LG&E and Local 2100 reached an agreement-in-principle on November 4, 2020, which was then submitted to union members for a vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ Daniel K. Arbough
Daniel K. Arbough Treasurer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Daniel K. Arbough Treasurer

Dated:  November 12, 2020